As filed with the Securities and Exchange Commission September 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3542736
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2200 Eller Drive, P.O. Box 13038

Fort Lauderdale, Florida 33316

(954) 523-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles Fabrikant

Chairman of the Board, President and Chief Executive Officer

SEACOR Holdings Inc.

2200 Eller Drive, P.O. Box 13038

Fort Lauderdale, Florida 33316

(954) 523-2200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David E. Zeltner, Esq.

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

SEACOR Holdings Inc.

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Investing in our debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 21, 2009

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to “SEACOR,” “we,” “us” and “our” and all similar references are to SEACOR Holdings Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to SEACOR Holdings Inc. (parent company only) and not to any of its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.seacorholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings at no cost through our Investor Relations Department at SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, FL 33316; telephone: 954-627-5278 (U.S.); or e-mail: Investor_Relations@ckor.com.

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009;

•	our Current Reports on Form 8-K filed on March 17, 2009, August 20, 2009 and August 25, 2009; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results could differ materially because of, among others, the following factors:

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the unprecedented decline in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations;

•	the cyclical nature of the oil and gas industry;

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loss of U.S. coastwise endorsement for the retro-fitted double-hull tankers, Seabulk Trader and Seabulk Challenge, if we are unsuccessful in defending litigation seeking the revocation of their coastwise charters;

•	activity in foreign countries and changes in foreign political, military and economic condition;

•	changes in foreign and domestic oil and gas exploration and production activity;

•	safety record requirements related to our offshore marine services segment, our marine transportation services segment and our aviation services segment;

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decreased demand for our marine transportation services segment and our harbor and offshore towing services segment due to construction of additional refined petroleum products, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery;

•	compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations;

•	the dependence of our offshore marine services segment, our marine transportation services segment and our aviation services segment on several customers;

•	consolidation of our customer base;

•	the ongoing need to replace aging vessels and aircraft;

•	industry fleet capacity;

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restrictions imposed by the Shipping Act, 1916, as amended, the Merchant Marine Act of 1920, as amended, the Federal Aviation Act of 1958, as amended, and other statutes on the amount of foreign ownership of our common stock;

•	increased competition if the Merchant Marine Act of 1920, as amended, is repealed;

•	operational risks of our offshore marine services segment, our marine transportation services segment, our harbor and offshore towing services segment and our aviation services segment;

•	effects of adverse weather conditions and seasonality;

•	future phase-out of our marine transportation services segment’s double-bottom tanker;

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dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our environmental services segment’s ability to comply with such regulation and other governmental regulation;

•	changes in National Response Corporation’s Oil Spill Removal Organization classification;

•	liability in connection with providing spill response services;

•	the level of grain export volume;

•	the effect of fuel prices on barge towing costs;

•	variability in freight rates for inland river barges;

•	the effect of international economic and political factors in our inland river services segment’s operations;

•	adequacy of insurance coverage;

•	our attraction and retention of qualified personnel; and

•	various other matters and factors, many of which are beyond our control.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC.

We undertake no obligation to update or to revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

We are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas and marine transportation industries. We operate a diversified fleet of offshore support vessels and helicopters servicing oil and gas exploration, development and production facilities worldwide and a fleet of U.S.-flag product tankers that transport petroleum, chemicals and crude products primarily in the U.S. domestic or “coastwise” trade. In addition, we operate a fleet of inland river barges and towboats transporting grain and other bulk commodities on the U.S. Inland River Waterways and the Gulf Intracoastal Waterways. Our environmental services segment provides emergency response, manages environmental remediation projects and offers related consulting services worldwide to those who store, transport, produce or handle petroleum products and environmentally hazardous materials. Our commodity trading segment is an integrated business involved in the purchase, storage, transportation and sale of agricultural and energy commodities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (1) (2)	5.8x	6.1x	6.5x	6.7x	5.0x	2.0x

(1)	In computing the ratio of earnings to fixed charges, earnings is the result of adding pre-tax income from continuing operations, fixed charges, amortization of capitalized interest and distributed income of equity investees and subtracting interest capitalized, the income attributable to noncontrolling interests in pre-tax income of subsidiaries that have not incurred fixed charges and our share of pre-tax losses of those equity investees for which we have guaranteed certain of their obligations. Fixed charges represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and interest within rental expense.
(2)	Effective January 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position, Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires issuers of convertible debt to account separately for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate. For the six months ended June 30, 2009, the adoption of FSP APB 14-1 resulted in an additional $4.0 million of pre-tax, non-cash interest expense. If the Company had retrospectively applied FSP APB 14-1 to the other periods presented in the table above, the ratio of earnings to fixed charges would have been 5.4x, 5.8x, 6.1x and 4.4x for the years ended December 31, 2008, 2007, 2006 and 2005, respectively.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the debt securities for general corporate purposes, which may include funding for working capital, capital expenditures, repurchases of our capital stock, repayments or repurchases of indebtedness and acquisitions.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture, also referred to as the “senior trustee.” Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture, also referred to as the “subordinated trustee.” As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act. As used in this registration statement, the term “debt trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

General

Each prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable in whole or in part, in temporary or permanent global form, or in the form of book entry securities;

•	the maturity date(s) of the debt securities;

•

the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record dates for interest payment dates or the method for determining the record date(s);

•	the place(s) where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

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the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

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the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions respecting the debt securities;

•	the currency or currency units in which payment of the principal of, premium on, if any, and interest on, the debt securities shall be payable;

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whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

•	the terms pursuant to which the debt securities are subject to defeasance and satisfaction and discharge;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the applicable indenture with respect to the debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other terms of the debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security generally is a debt security, including any zero coupon debt security, which is issued at a price lower than the amount payable upon its stated maturity.

United States federal income tax considerations applicable to debt securities sold with original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, and the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other of our securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or of our other securities to be received by the holders of such series of debt securities would be subject to adjustment.

Guarantees

Any senior or subordinated debt securities may be guaranteed by one or more of our direct and indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates.

Consolidation, Merger or Sale

Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium of the debt securities, if any, when due;

•	failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

•

failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

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if the debt securities are convertible into shares of our common stock or other of our securities, failure by us to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of our common stock or other of our securities; and

•	particular events of bankruptcy, insolvency, or reorganization.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the debt trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under the indentures occurs and is continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the indentures;

•	the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

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subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt trustee to institute such proceedings as trustee; and

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the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debt trustee regarding our compliance with all of the conditions and covenants in the indentures.

Modification of Indenture

We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to cure any ambiguity, omission, defect, or inconsistency in such indenture;

•	to provide for the assumption by a successor person of our obligations under such indenture;

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to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of an indenture or to secure debt securities;

•	to add to the covenants for the benefit of holders of debt securities or to surrender any right or power conferred upon us;

•

to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; or to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	change the fixed maturity of such series of debt securities;

•	reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	a change in the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository we name and identify in a prospectus supplement with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Debt Trustee

The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Debt Securities

Unless noted otherwise in a prospectus supplement, any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. Additionally, unless noted otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF THE SECURITIES

Weil, Gotshal & Manges LLP New York, New York has passed upon the validity of the debt securities on our behalf.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	*

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

As more fully described below, Section 145 of the General Corporation Law of the State of Delaware, also known as the DGCL, permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article III of our Second Amended and Restated By-laws provides that we will indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom we may indemnify pursuant thereto and in the manner prescribed thereby.

Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

Section 145 of the DGCL permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability. We purchase and maintain such insurance for our directors and officers.

Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our certificate of incorporation contains provisions that limit the personal liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the applicable statute, article(s) of our Restated Certificate of Incorporation, as amended, by-law(s) of our Second Amended and Restated By-laws, and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

Exhibit Number	Description
4.1	Form of Indenture, dated as of January 10, 2001, among SEACOR SMIT Inc. and U.S. Bank Trust National Association as trustee (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 of our Registration Statement on Form S-3/A (No. 333-53326) filed with the SEC on January 18, 2001).*

5.1	Opinion of Weil, Gotshal & Manges LLP.**

12.1	Computation of Ratio of Earnings to Fixed Charges.***

23.1	Consent of Independent Registered Public Accounting Firm.***

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).**

24.1	Power of Attorney of Charles Fabrikant***

24.2	Power of Attorney of Pierre De Demandolx***

24.3	Power of Attorney of Richard M. Fairbanks***

24.4	Power of Attorney of Michael E. Gellert***

24.5	Power of Attorney of John C. Hadjipateras***

Exhibit Number	Description
24.6	Power of Attorney of Oivind Lorentzen***

24.7	Power of Attorney of Andrew R. Morse***

24.8	Power of Attorney of Christopher Regan***

24.9	Power of Attorney of Stephen Stamas***

24.10	Power of Attorney of Steven Webster***

24.11	Power of Attorney of Steven J. Wisch***

25.1	A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture (incorporated herein by reference to Exhibit 25.1 to our Registration Statement on Form S-3 (No. 333-53326) filed with the SEC on January 8, 2001).*

*	Incorporated herein by reference as indicated.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
***	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 21st day of September, 2009.

SEACOR Holdings Inc.

By:	/S/ RICHARD RYAN
Name:	Richard Ryan
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of September, 2009.

Signature	Title
/S/ RICHARD RYAN Richard Ryan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ MATTHEW CENAC Matthew Cenac	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES FABRIKANT Charles Fabrikant	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/S/ PIERRE DE DEMANDOLX Pierre De Demandolx	Director

/S/ RICHARD M. FAIRBANKS Richard M. Fairbanks	Director

/S/ MICHAEL E. GELLERT Michael E. Gellert	Director

/S/ JOHN C. HADJIPATERAS John C. Hadjipateras	Director

/S/ OIVIND LORENTZEN Oivind Lorentzen	Director

/S/ ANDREW R. MORSE Andrew R. Morse	Director

/S/ CHRISTOPHER REGAN Christopher Regan	Director

/S/ STEPHEN STAMAS Stephen Stamas	Director

/S/ STEVEN WEBSTER Steven Webster	Director

/S/ STEVEN J. WISCH Steven J. Wisch	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Indenture, dated as of January 10, 2001, among SEACOR SMIT Inc. and U.S. Bank Trust National Association as trustee (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 of our Registration Statement on Form S-3/A (No. 333-53326) filed with the SEC on January 18, 2001).*

5.1	Opinion of Weil, Gotshal & Manges LLP.**

12.1	Computation of Ratio of Earnings to Fixed Charges.***

23.1	Consent of Independent Registered Public Accounting Firm.***

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).**

24.1	Power of Attorney of Charles Fabrikant***

24.2	Power of Attorney of Pierre De Demandolx***

24.3	Power of Attorney of Richard M. Fairbanks***

24.4	Power of Attorney of Michael E. Gellert***

24.5	Power of Attorney of John C. Hadjipateras***

24.6	Power of Attorney of Oivind Lorentzen***

24.7	Power of Attorney of Andrew R. Morse***

24.8	Power of Attorney of Christopher Regan***

24.9	Power of Attorney of Stephen Stamas***

24.10	Power of Attorney of Steven Webster***

24.11	Power of Attorney of Steven J. Wisch***

25.1	A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture (incorporated herein by reference to Exhibit 25.1 to our Registration Statement on Form S-3 (No. 333-53326) filed with the SEC on January 8, 2001).*

*	Incorporated herein by reference as indicated.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
***	Filed herewith.